As filed with the Securities and Exchange Commission on August 15, 2005.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

WESTERN SIZZLIN CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	86-0723400
(State or Other Jurisdiction of Incorporation or Organization	(I.R.S. Employer Identification Number)

1338 Plantation Road, P.O. Box 12167, Roanoke, Virginia	24023
(Address of Principal Executive Offices)	(ZIP Code)

2005 WESTERN SIZZLIN STOCK OPTION PLAN (1)

(Full Title of the Plan)

MICHAEL C. PALLESEN

CLINE, WILLIAMS, WRIGHT, JOHNSON & OLDFATHER, L.L.P.

1125 SOUTH 103rd STREET, SUITE 320

OMAHA, NEBRASKA 68124-1090

402-397-1700

402-397-1806

(Name and Address of Agent for Service)

(1)                                  Western Sizzlin Corporation (the “Company”) has reserved and is registering 500,000 shares of Common Stock for issuance pursuant to the 2005 Western Sizzlin Stock Option Plan.

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Stock	500,000	$.86	$430,000	$50.61

(1)                                  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)                                  The proposed maximum offering price was determined in accordance with Rule 457(c) under the Securities Act of 1933, using $.86 per share as the average high and low prices of the Common Stock on August 8, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be delivered to employees, officers and directors in accordance with Form S-8 and Rule 428(b)(1) under the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                        Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this registration statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(1)                                  The Company’s latest Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited consolidated financial statements for the Company’s latest fiscal year;

(2)                                  All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

(3)                                  The description of the Company’s Common Stock contained in the Company’s registration statement on Form 8-A (File No. 95003136) filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Item 4.           Description of Securities.

Not applicable.

Item 5.           Interests of Named Experts and Counsel.

Not applicable.

Item 6.           Indemnification of Directors and Officers.

The provision regarding indemnification of directors and officers is found in the Bylaws of the Company which are incorporated by reference to Exhibit 3.2 to the Form 10-Q for the quarter ended June 30, 2002.

Item 7.           Exemption from Registration Claimed.

Not applicable.

Item 8.           Exhibits.

Please see the Exhibit Index on page 9.

Item 9.           Undertakings.

(a)                                  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                            To include any prospectuses required by Section 10(a)(3) of the Securities Act;

(ii)                                         To reflect in the prospectus any facts or events after the effective date of the registration statement (or the most recent post-

effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low- or high-end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                                      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)                                  That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which are made unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)                                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, Commonwealth of Virginia, on August 15, 2005.

WESTERN SIZZLIN CORPORATION

By:	/s/ James C. Verney
James C. Verney, President,
Chief Executive Officer

By:	/s/ Robyn B. Mabe
Robyn B. Mabe, Vice President, Chief
Financial Officer, Secretary, Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul C. Schorr, III
Paul C. Schorr, III	Director and Cha irman of the Board	August 15, 2005

/s/ A. Jones Yorke
A. Jones Yorke	Director	August 15, 2005

Signature	Title	Date

/s/ Jesse Harrington
Jesse Harrington	Director	August 15, 2005

/s/ Thomas Hontzas
Thomas Hontzas	Director	August 15, 2005

/s/ Stan Bozeman, Jr.
Stan Bozeman, Jr.	Director	August 15, 2005

/s/ Alan Cowart
Alan Cowart	Director	August 15, 2005

/s/ Titus Greene
Titus Greene	Director	August 15, 2005

/s/ Pat Vezertzis
Pat Vezertzis	Director	August 15, 2005

/s/ Roger D. Sack
Roger D. Sack	Director	August 15, 2005

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the following persons, in their capacities as the Plan Committee, have duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, Commonwealth of Virginia, on August 15, 2005.

Signature	Title	Date

/s/ Paul C. Schorr, III
Paul C. Schorr, III	Director and Chairman of the Board	August 15, 2005

/s/ A. Jones Yorke
A. Jones Yorke	Director	August 15, 2005

/s/ Jesse Harrington
Jesse Harrington	Director	August 15, 2005

/s/ Thomas Hontzas
Thomas Hontzas	Director	August 15, 2005

/s/ Stan Bozeman, Jr.
Stan Bozeman, Jr.	Director	August 15, 2005

/s/ Alan Cowart
Alan Cowart	Director	August 15, 2005

/s/ Titus Greene
Titus Greene	Director	August 15, 2005

Signature	Title	Date

/s/ Pat Vezertzis
Pat Vezertzis	Director	August 15, 2005

/s/ Roger D. Sack
Roger D. Sack	Director	August 15, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit

4.0	Captec Promissory Notes and related loan documents (incorporated by reference to Exhibit 4.0 to the Form 10-Q for the quarter ended June 30, 2002).

4.1	Restated Certificate of Incorporation dated January 24, 1996 (incorporated by reference to Exhibit 3.1 to the Form 10-Q for the quarter ended September 30, 2002).

4.1.2	Certificate of Amendment to Certificate of Incorporation dated October 23, 2003 (incorporated by reference to Exhibit 3.1.2 to the Form 8-K filed October 6, 2003).

4.1.3	Amendment to Certificate of Incorporation dated June 30, 1999 (incorporated by reference to Exhibit 3.1.3 to the Form 10-K for the year ended December 31, 2003).

4.2	Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Form 10-Q for the quarter ended June 30, 2002).

5.1	Opinion of Counsel (filed herewith).

23.1	Consent of KPMG LLP (filed herewith).

23.2	Consent of Grant Thornton LLP (filed herewith). Consent of Counsel (included in Exhibit 5.1).

99.1	2005 Western Sizzlin Stock Option Plan (filed herewith).